Exhibit 10.18

CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 4, 2022 (the “First Amendment Effective Date”), by and between SVB Innovation Credit Fund VIII, L.P. (“Lender”) and Fast Radius, Inc., a Delaware corporation (“Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of September 10, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has entered into that certain Agreement and Plan of Merger dated as of July 18, 2021, as amended by that certain Amendment to Agreement and Plan of Merger dated December 26, 2021, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger dated January 31, 2022 (as amended and in effect, the “Merger Agreement”) by and among (a) Borrower, (b) ECP Environmental Growth Opportunities Corp., a Delaware corporation (“Acquiror”), and (c) ENNV Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Borrower, with Borrower continuing as the surviving entity and Borrower will become a wholly-owned Subsidiary of Acquiror (together with any other transactions or actions contemplated by the Merger Agreement, the “Merger”).

C. Borrower has requested that Lender (i) amend the Loan Agreement to amend the Term Loan Maturity Date, (ii) consent to the Merger, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein. Lender has agreed to do so, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions).

(a) The following term and its definition set forth in Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following:

“Term Loan Maturity Date” is March 10, 2022.

3. Consent to Merger. Lender hereby consents to the Merger and agrees that the execution of the Merger Agreement and the consummation of the Merger shall not, in and of itself, constitute an Event of Default under Section 7.2 of the Loan Agreement (relative to change in control) or Section 7.3 of the Loan Agreement (relative to mergers or acquisitions), provided that such consent is subject to the following conditions being fulfilled, each to the satisfaction of Lender: (a) upon the closing of the Merger, all holders of debt owed by the Borrower other than Silicon Valley Bank shall have either (i) converted all of their debt into equity in Borrower, or (ii) entered into a subordination agreement with Lender in a form and substance acceptable to Lender in all respects; and (b) Lender has received evidence, satisfactory to Lender in its sole discretion, that Borrower will maintain on deposit at Silicon Valley Bank unrestricted and unencumbered net cash proceeds on the date of the Merger in an amount equal to at least Fifty Million Dollars ($50,000,000.00), excluding deferral payments owed and any outstanding debt of the Borrower.

4. Limitation of Consent and Amendment.

4.1 The amendment set forth in Section 2 above and the consent set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Release by Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Lender and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Amendment, and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

6.5 Borrower hereby represents and warrants to Lender, and Lender is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Lender nor any agent, employee or representative of Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7. Lender Expenses. Borrower shall pay to Lender all Lender Expenses incurred through and after the First Amendment Effective Date, when due (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment).

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Section 12.8 of the Loan Agreement applies to this Amendment.

9. Effectiveness. This Amendment shall be deemed effective as of the First Amendment Effective Date upon the occurrence of all of the following:

9.1 the due execution and delivery to Lender of this Amendment by each party hereto;

9.2 Lender’s receipt of a principal payment on the Term Loan Advance in the amount of $2,000,000.

10. Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

11. Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

FAST RADIUS, INC.

By:	/s/ Pat McCusker
Name:	Pat McCusker
Title:	Chief Operating Officer

LENDER:

SVB INNOVATION CREDIT FUND VIII, L.P.

By: SVB Innovation Credit Partners VIII, LLC, a Delaware limited liability company, its General Partner

Signature:	/s/ Craig Caukin
Print Name: Craig Caukin
Title: Senior Managing Director